Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Current Report Form 8-K/A Amendment No. 3 of our report dated August 12, 2009 relating to the financial statements of the MTU Aero Engines North America, Inc. — Manufacturing Business Unit as of December 31, 2008 and 2007 and the years then ended.
/s/ CCR LLP
Glastonbury, Connecticut
January 21, 2010